Exhibit 99.1

deCODE Announces Transfer of the Listing of its Common Stock from Nasdaq Global Market to Nasdaq Capital Market

Reykjavik, ICELAND, February 3, 2009 – deCODE genetics (Nasdaq:DCGN) announced that on February 2, 2009, it received a letter from the Nasdaq Listing Qualifications Panel (the “Panel”) stating that the Panel will transfer the listing of deCODE’s common stock from the Nasdaq Global Market to the Nasdaq Capital Market, effective at the open of the trading session on Wednesday, February 4, 2009.  The Nasdaq Capital Market, which is one of the three market tier designations for Nasdaq-listed stock, is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market. It includes the securities of approximately 550 companies. deCODE’s trading symbol will remain DCGN and trading of its common stock will be unaffected by the transfer.

The Panel’s determination follows deCODE’s hearing before the Panel on December 18, 2008, regarding its non-compliance with Nasdaq Marketplace Rule 4450(b)(1)(A), which relates to the minimum market value of listed shares.  The company’s continued listing on the Nasdaq Capital Market is contingent upon successful completion by April 29, 2009, of a review process and the evidencing of compliance with all the requirements for continued listing on the Nasdaq Capital Market.

About deCODE

deCODE is a biopharmaceutical company applying its discoveries in human genetics and its capabilities in chemistry and structural biology to the development of drugs and diagnostics for common diseases. deCODE’s therapeutics programs include DG041, an antiplatelet compound being developed for the prevention of arterial thrombosis; DG051 and DG031, compounds targeting the leukotriene pathway for the prevention of heart attack; and DG071 and a platform for other PDE4 modulators with therapeutic applications in Alzheimer’s disease and other conditions. Through its CLIA-registered laboratory, deCODE is offering a growing range of DNA-based tests for gauging risk and empowering prevention of common diseases, including deCODE T2™ for type 2 diabetes; deCODE AF™ for atrial fibrillation and stroke; deCODE MI™ for heart attack; deCODE ProCa™ for prostate cancer; deCODE Glaucoma™ for a major type of glaucoma; and deCODE BreastCancer™ for the common forms of breast cancer. deCODE is delivering on the promise of the new genetics.SM Visit us on the web at www.decode.com; on our diagnostics site at www.decodediagnostics.com; for our pioneering personal genome analysis service, integrating the genetic variants included in these tests and those linked to another twenty common diseases, at www.decodeme.com; and on our blog at www.decodeyou.com.

Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, and the timing of events, to differ materially from those described in the forward-looking statements.  These risks and uncertainties include, among others, those relating to our ability to obtain financing and to form collaborative relationships, the effects of the transfer of our common stock from the Nasdaq Global Market to the Nasdaq Capital Market and the potential delisting of our common stock from the Nasdaq Capital

Market, our ability to develop and market diagnostic products, the level of third party reimbursement for our products, risks related to preclinical and clinical development of pharmaceutical products, including the identification of compounds and the completion of clinical trials, the effect of government regulation and the regulatory approval processes, market acceptance, our ability to obtain and protect intellectual property rights for our products, dependence on collaborative relationships, the effect of competitive products, industry trends and other risks identified in deCODE’s filings with the Securities and Exchange Commission, including, without limitation, the risk factors identified in our most recent Annual Report on Form 10-K and any updates to those risk factors filed from time to time in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  deCODE undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.